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                                                  Suite 2800  1100 Peachtree St.
                                                           Atlanta GA 30309-4530
                                                  t 404 815 6500  f 404 815 6555
                                                      www.KilpatrickStockton.com


                                                        direct dial 404 815 6570
                                                         direct fax 404 541 3151
                                                RCheatham@KilpatrickStockton.com


December 19, 2003


Southwest Georgia Financial Corporation
201 First Street, S.E.
Sylvester, Georgia 31768

              Re:    Southwest Georgia Financial Corporation
                     Registration Statement on S-4 (File No. 333-_____)

Ladies and Gentlemen:

       At your request, we have examined the Registration Statement on Form S-4 (the "Registration Statement") filed by Southwest Georgia Financial Corporation (the "Company"), a Georgia corporation, with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 240,000 shares of common stock, par value $1.00 per share of the Company (the "Common Stock"), to be issued by the Company to the shareholders of First Bank Holding Company. ("First Bank") and First Bank's subsidiary bank, Sylvester Banking Company (Sylvester"), in connection with the merger of First Bank with and into the Company and the immediately thereafter merger of Sylvester into the Company's wholly-owned bank subsidiary, Southwest Georgia Bank.

       As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials and officers of the Company, and other instruments related to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinion expressed herein. Based upon the foregoing, it is our opinion that the shares of Common Stock to be issued by the Company to the First Bank and Sylvester shareholders will be, upon issuance, sale, and delivery in the manner and under the terms and conditions described in the Registration Statement, validly issued, fully paid, and nonassessable.

       We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the "Legal Matters" section of the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                           Sincerely,

                                           KILPATRICK STOCKTON LLP


                                           By:  /s/ Richard R. Cheatham
                                              --------------------------------
                                              Richard R. Cheatham, a Partner